                        CONFIDENTIAL TREATMENT REQUESTED

  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE PORTIONS OF THIS AGREEMENT MARKED [*]. THE OMITTED PORTIONS OF THIS AGREEMENT HAVE BEEN FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                                          Erlangen, June 4, 1999
                                                                    SAT, AVO, Me



                            OEM and Supply Agreement
                            ------------------------


                                    between


                            Symphonix Devices, Inc.
               2331 Zanker Road, San Jose, CA 95131.1109, U.S.A.

                    (hereinafter referred to as "PURCHASER")


                                      and


                      Siemens Audiologische Technik GmbH,
                               Erlangen, Germany

                     (hereinafter referred to as "S.A.T.")

          Preamble

          S.A.T. has developed and will continue to develop COMPONENTS to be used in Hearing Instruments and a SOFTWARE to program these Hearing Instruments.

          PURCHASER is interested in buying such COMPONENTS for the use in it's Middle Ear Hearing Devices and in using such SOFTWARE to program these Middle Ear Hearing Devices.

          In consideration of the aforementioned, the parties hereto agree as follows:


      1.  Definition

      1.1 The term "COMPONENTS" means Integrated Circuits and Hybrids to be used as integrated parts for the manufacturing of Middle Ear Hearing Devices as specified in Exhibit 1 hereto.
                                  ---------

          S.A.T. will make available future generations of COMPONENTS to PURCHASER on similar terms to those provided in this agreement and revised editions of Exhibit 1 will be mutually agreed by the parties
                              ---------
          to formulize the availability of such future COMPONENTS.

      1.2 The term "SOFTWARE" means the fitting software CONNEXX, the term "DATA-BASE" means PURCHASER's specific data-base, the term "HICOSS" means a configuration and service software for internal use.

      1.3 The term "UPDATES" means modifications, enhancements of and additions to the SOFTWARE as described in Section 5 herein below.


      2.  Prices

      2.1 S.A.T. will deliver and PURCHASER will purchase from S.A.T. COMPONENTS for the prices laid out in Exhibit 1 hereto as mutually amended from
                                     ---------
          time to time by the parties.

      2.2 Payments are due within 30 days after receipt of COMPONENTS and will be made without deduction.

      3.  Rights and obligations of PURCHASER

      3.1 Forecast

          PURCHASER shall provide S.A.T. with a non-binding rolling twelve-months forecast of COMPONENTS to be updated quarterly. The first such forecast shall cover the time between October 1999 and September 2000.


      4.  DATABASE to the SOFTWARE

      4.1 S.A.T. shall generate a software tool to allow PURCHASER to develop it's own DATABASE to the SOFTWARE.

      4.2 S.A.T. will assist PURCHASER in developing it's DATA-BASE.


      5.  Modifications, enhancements of and additions to the SOFTWARE

      5.1 Upon availability of UPDATES to the SOFTWARE at S.A.T., S.A.T. shall provide PURCHASER with the SOFTWARE accordingly updated.


      6.  License

          S.A.T. will deliver copies of the SOFTWARE under the conditions described in Section 7.

          S.A.T. hereby grants to PURCHASER - subject to receipt of the payments as per Sections 7.1 to 7.2 / Sections 7.3 to 7.4 herein below - the non-exclusive, worldwide, non-transferable, perpetual right to use the SOFTWARE and it's UPDATES and to grant sublicenses to its customers to use such SOFTWARE and it's UPDATES for the fitting of Middle Ear Hearing Devices.

          S.A.T. will deliver up to 10 copies of each version of the HICOSS for internal use at PURCHASER.

      7.  Consideration

      7.1 As consideration for the License to use and sell the SOFTWARE as per
          Section 1 PURCHASER shall pay to S.A.T. a non-recurring lumpsum payment of

                                      [*]

          This payment includes the delivery of up to [*] copies plus [*] copies for internal and demonstration use by PURCHASER and PURCHASER's distributor's sales personal of the SOFTWARE.

      7.2 As consideration for the availability of and the right to use UPDATES to the SOFTWARE as per Section 7.1, PURCHASER shall pay to S.A.T. an amount of

                                      [*]

          for each year during the lifetime of this Agreement. Payment of the aforementioned yearly amount will be made on October 1. of each year, commencing October 1, 2000.

          This payment includes the delivery of [*] copies plus [*] copies for internal and demonstration use by PURCHASER and PURCHASER's distributor's sales personnel of the SOFTWARE of the UPDATES to the SOFTWARE.

      7.3 As soon as PURCHASER starts to sell their Middle Ear Hearing Devices in larger quantities PURCHASER shall pay to S.A.T. a non-recurring lumpsum payment of

                                      [*]

          This payment includes the delivery of a total of [*] copies plus [*] copies for internal and demonstration use by PURCHASER and PURCHASER's distributor's sales personnel of the SOFTWARE.

      7.4 As consideration for the availability of and the right to use UPDATES to the SOFTWARE as per Section 7.3 PURCHASER shall pay to S.A.T. an amount of

                                      [*]

          instead of [*] (stated in Section 7.2) for each year during the lifetime of this Agreement. Payment of the aforementioned yearly amount will be made on October 1. of each year, commencing October 1 of the year after section 7.3 becomes valid.

          This payment includes the delivery of a total of [*] copies plus [*] copies for internal and demonstration use by PURCHASER and PURCHASER's distributor's sales personnel of the SOFTWARE

      7.5 Further copies of SOFTWARE may be purchased for [*]  per copy.

                      CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE PORTIONS OF THIS AGREEMENT MARKED [*]. THE OMITTED PORTIONS OF THIS AGREEMENT HAVE BEEN FILED SEPARATELY
                WITH THE SECURITIES AND EXCHANGE COMMISSION.

      8.  Delivery Terms

      8.1 S.A.T. shall deliver COMPONENTS "ex works" Erlangen or Singapore (Incoterms 1990 as amended).

      8.2 The delivery time upon receipt of a formal order from PURCHASER shall be not longer than 8 weeks as long as the quantities are not larger than given in the Forecast as described in Section 3.1.

      8.3 In case of the discontinuance of COMPONENTS S.A.T. shall inform PURCHASER in writing 3 months prior to the discontinuance, at the latest, and PURCHASER shall place a last order for COMPONENTS within 90 days following the notice of discontinuance for the then applicable prices.
          PURCHASER shall have the right to ask for delivery of such last order in drop shipments over a period of 18 months.

      9.  Proprietary Rights, Non-Disclosure

          PURCHASER shall keep confidential all information, including the specification received from S.A.T. hereunder. This obligation shall be valid for a period of 5 years following termination of this Agreement. S.A.T. shall keep confidential all information received from PURCHASER hereunder for a period of 5 years following the termination of this Agreement.

          The confidentiality obligation shall not apply, however, to any information which:

          (a) the receiving party can demonstrate, is already in the public domain or becomes available to the public through no breach by the receiving party of this Agreement;
          (b) was rightfully in the receiving party's possession without confidentiality obligation prior to receipt from the disclosing party as proven by its written records;
          (c) can be proven to have been rightfully received by the receiving party from a third party without confidentiality obligation;
          (d) is independently developed by the receiving party as proven by its written records.
          (e) is approved for release by written agreement of the disclosing party;
          (f) is required to be disclosed in order to comply with an administrative or judicial order or decree.

     10.  Warranty

     10.1 S.A.T. shall warrant that COMPONENTS are free of defects, i.e. that they demonstrate the specifications laid down in Exhibit 1 hereto.
                                                           ---------

     10.2 Depending on which occurs first, the warranty period shall run the lesser of either 3 (three) months as of delivery of COMPONENTS ("ex works" Erlangen, or Singapore

          INCOTERMS 1990 as amended) or the processing of COMPONENTS in the production of Middle Ear Hearing Devices by PURCHASER.

     10.3 Defects in COMPONENTS notified during the warranty period, shall be rectified by S.A.T. upon request by PURCHASER without delay and free of charge by sending non-defective COMPONENTS to PURCHASER.

     10.4 Further claims on the part of PURCHASER against S.A.T. due to defective COMPONENTS shall be excluded, other than in cases of cogent liability due to intent, gross negligence or the absence of warranted characteristics. No change in the burden of proof to the detriment of PURCHASER shall attach to this provision.


     11.  Third-party intellectual property rights

     11.1 If a third party enforces claims on account of infringement of intellectual property rights or copyright (hereinafter referred to as IPR) by COMPONENTS against PURCHASER or his customers, and if the supply and/or use of COMPONENTS is adversely affected or forbidden as a result, S.A.T. shall at its discretion and at its expense either modify or replace COMPONENTS in such a manner that they do not infringe the property rights yet still to a substantial extent comply with the agreed specifications, or indemnify PURCHASER from royalties claimed by third parties for supply and/or use of COMPONENTS. If this is not possible for S.A.T. under reasonable conditions, S.A.T. shall take back COMPONENTS against reimbursement of the purchase price paid. S.A.T. shall be entitled to demand appropriate remuneration from PURCHASER for the use of COMPONENTS returned. The above does not apply to infringements derived specifically from the incorporation of COMPONENTS in the Middle Ear Devices.

     11.2 Preconditions for liability on the part of S.A. T. under the terms of
          11.1 shall be that PURCHASER shall notify S.A. T. of any third-party claims on account of infringement of IPR in writing and without delay, that the alleged infringement shall be not admitted, and that PURCHASER shall conduct no dispute, including any out-of-court settlement, other than in agreement with the S.A. T..

     11.3 Insofar as PURCHASER is responsible himself for infringement of IPR, claims against S.A.T. under the terms of 11.1 shall be excluded. The same shall apply insofar as the infringement of IPR is based on particular specifications by PURCHASER, or is caused by use not foreseen by S.A.T., or is caused by COMPONENTS having been modified by PURCHASER, or is caused by COMPONENTS having been used by a customer according to PURCHASER 's instructions, or is caused by COMPONENTS having been used with products not provided by S.A.T., unless COMPONENTS were obtained expressly for this purpose.

     11.4 Further claims on the part of PURCHASER on account of infringement of third-party IPR shall be excluded. The right of PURCHASER to cancel the order concerned and the provisions of Sections 12.3 through 12.4 shall apply.

     12.  Delay, other liabilities

     12.1 If S.A.T. is in delay with delivery of COMPONENTS and if PURCHASER can prove that it has suffered damage in consequence thereof, PURCHASER shall be entitled to claim liquidated damages. Such liquidated damages shall amount to 0.5 % for each full week of delay of the purchase price of COMPONENTS supplied late, up to a maximum total of 5 % of this purchase price.

     12.2 Claims for damages on the part of PURCHASER going beyond the scope described in Section 12.1 shall be excluded in all cases of delayed delivery, even following expiry of a period of grace allowed to S.A.T. with the threat of rejection, other than in cases of cogent liability due to intent or gross negligence. The rights of PURCHASER to cancel the order concerned in whole or in part and the provisions of Sections
          12.3 and 12.4 shall remain unaffected.

     12.3 S.A.T. shall be liable without limit for any personal injury for which it is responsible and shall pay the costs of replacement in any case of property damage for which it is responsible up to an amount of DM 1,000,000 per event, yet up to a maximum total of DM 3,000,000. To the extent, PURCHASER is held responsible for such liability by third parties, S.A.T. shall indemnify and hold harmless PURCHASER from such third parties' claims.

     12.4 All other warranty claims and claims for compensation on the part of PURCHASER other than those expressly specified in this Agreement, regardless of legal grounds, in particular claims on account of production stoppage, loss of profits, loss of information and data or on indirect or consequential damages shall be excluded, other than in cases of cogent liability, e.g. under the terms of the product liability law or in cases of intent, gross negligence, absence of warranted characteristics or infringement of major contractual obligations. Compensation for infringement of major contractual obligations shall however be limited to damage of a contractually typical, predictable nature, other than in cases of intent or gross negligence.

     12.5 A change in the burden of proof to the detriment of PURCHASER shall not attach to the above provisions in Sections 12.2 through 12.4.

     13.  Arbitration

     13.1 All disputes arising out of or in connection with the present Agreement, including any question regarding its existence, validity or termination, shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce, Paris by three arbitrators in accordance with the said Rules.

     13.2 Each party shall nominate one arbitrator for confirmation by the competent authority under the applicable Rules (Appointing Authority). Both arbitrators shall agree on the third arbitrator within 30 days. Should the two arbitrators fail, within the above time-limit, to reach agreement on the third arbitrator, he shall be appointed by the Appointing Authority. If there are two or more defendants, any nomination of an arbitrator by or on behalf of such defendants must be by joint agreement between them. If such defendants fail, within the time-limit fixed by the Appointing Authority, to agree on such joint nomination, the proceedings against each of them must be separated.

     13.3 The seat of arbitration shall be Munich, Germany. The procedural law of this place shall apply where the Rules are silent.

     13.4 The language to be used in the arbitration proceeding shall be English.

     14.  Substantive Law

          All disputes shall be settled in accordance with the provisions of this Agreement and all other agreements regarding its performance, otherwise in accordance with the substantive law applicable in Germany without reference to other laws. The application of the United Nations Convention on Contracts for the International Sale of Goods of April 11, 1980 shall be excluded.

     15.  Term and Termination

     15.1 This Agreement shall enter into force upon signature by both parties.

     15.2 This Agreement may be terminated by either party upon the end of each fiscal year (i.e. years ended September 30) - however on September 30, 2004, at the earliest, provided that at least 3 months' prior written notice is given to the other party. Such termination shall be subject to the provisions in Section 8.3.

     15.3 This Agreement may be terminated by either party upon 30 days' prior written notice if the other party has materially breached this Agreement and has not cured such breach within such notice period.

     15.4 As the SOFTWARE is making use of the HI-PRO system this Exhibit becomes only valid under the assumption that PURCHASER has entered into a HI-PRO Agreement with Madsen Electronics.

     16.  Miscellaneous

     16.1 Supplemental agreements and amendments to this Agreement must be made in writing.

     16.2 Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, except to a successor of all or substantially all of its business and / or properties.

     16.3 If not otherwise expressly agreed to herein, the General Terms and Conditions for Delivery of S.A.T. shall apply.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as set forth below.



     Symphonix Devices, Inc.         Siemens Audiologische Technik GmbH

     Date: ______________________    Date:_____________________________



     ____________________________    __________________________________

                                                           Erlangen, June 4,
          1999
                                                           SAT, AVO, Me


      Exhibit 1 to OEM and Supply Agreement between Symphonix Devices Inc. and Siemens Audiologische Technik GmbH dated June 4, 1999
      --------------------------------------------------------------------------

      List and Prices of COMPONENTS

              COMPONENT                                     Price US $
                                                            ----------



              [*]                                                [*]



      Symphonix Devices, Inc.         Siemens Audiologische Technik GmbH

      Date: ______________________    Date:_____________________________



      ____________________________    __________________________________

__
                      CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE PORTIONS OF THIS AGREEMENT MARKED [*]. THE OMITTED PORTIONS OF THIS AGREEMENT HAVE BEEN FILED SEPARATELY
                WITH THE SECURITIES AND EXCHANGE COMMISSION.